                                                                    Exhibit 23.1

                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Forms S-8 No. 33-42933, 33-76408, 33-76410, 33-76412 and 333-05431) of
Cambridge NeuroScience, Inc. of our report dated January 13, 1997, except for Note H as to which date is February 26, 1997, with respect to the consolidated financial statements of Cambridge NeuroScience, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.



                                                      /s/ Ernst & Young LLP
                                                      ---------------------
                                                          ERNST & YOUNG LLP


Boston, Massachusetts
March 19, 1997